UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2006

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On September 11, 2006, WGL Holdings, Inc. (the Company) entered into a definitive agreement with a private company based in Northern Virginia for the sale of American Combustion Industries, Inc. (ACI), an indirect wholly owned subsidiary that was previously reported as part of the Company’s commercial heating, ventilating and air conditioning operating segment. The sale is expected to close on September 29, 2006. The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 reported ACI as a discontinued operation. The sale, when consummated, will not be material to the Company’s consolidated operating results, financial position or cash flows. None of the parties involved in the purchase of ACI has a material relationship with the Company or its subsidiaries. The Company retained the services of Seale and Associates, Inc. as its financial advisor for this transaction.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. (Registrant)

Date: September 13, 2006	/s/ Mark P. O’Flynn

Mark P. O’Flynn Controller (Principal Accounting Officer)